                                 CONTACT: MARC ROWLAND, CHIEF FINANCIAL OFFICER
                                                                 (405) 879-9232

FOR IMMEDIATE RELEASE                            TOM PRICE, JR.,VICE PRESIDENT-
MARCH 18, 1999                                            CORPORATE DEVELOPMENT
                                                                 (405) 879-9257


                          CHESAPEAKE ENERGY CORPORATION
                              REPORTS 1998 RESULTS

OKLAHOMA CITY, OKLAHOMA, MARCH 18, 1999 - Chesapeake Energy Corporation (NYSE:
CHK) today reported its 1998 year-end financial and operating results. For the year, Chesapeake increased its production by 62% and increased proved reserves by 144%, resulting in a reserve replacement rate of 493%. However, due primarily to the severe decline in oil and natural gas prices during 1998, Chesapeake incurred a net loss of $934 million on revenues of $382 million. Cash flow from operations for 1998 was $115 million and EBITDA (cash flow from operations plus interest expense) was $183 million.

Contributing to the 1998 results were non-cash impairment charges totaling $881 million to writedown the book value of Chesapeake's oil and gas properties by $826 million, its Louisiana midstream gas gathering assets by $25 million and its investment in Gothic Energy Corporation's preferred stock by $30 million. In 1997, Chesapeake reported impairment charges of $346 million and a net loss of $233 million on revenues of $390 million. Cash flow from operations for 1997 was $153 million and EBIDTA was $183 million (both 1997 numbers exclude a $74 million gain from the Bayard Drilling sale in November 1997).

The impairment charges in 1998 and 1997 were largely caused by the reduction in the present value (discounted at 10%) of the company's 1.1 trillion cubic feet of natural gas equivalent reserves (tcfe) from $2.1 billion (pro forma for acquisitions in 1998) using pricing as of January 1, 1997 to $0.7 billion using pricing as of December 31, 1998. In addition, Chesapeake's estimated undiscounted future net revenues from its proved reserves decreased from $3.9 billion (pro forma for acquisitions in 1998) using pricing as of January 1, 1997 to $1.2 billion using pricing as of December 31, 1998. During the past two years, the price of oil used in Chesapeake's asset writedown calculations has declined 57% to $10.48 per barrel and the price of natural gas has declined 53% to $1.68 per thousand cubic feet (mcf).


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

As a result of the asset impairment charges and the company's lower finding costs projected for 1999, the depreciation rate for the company's oil and gas properties during 1999 is estimated to be $0.75 per thousand cubic feet of gas equivalent (mcfe), one of the lowest depreciation rates in the industry. Consequently, Chesapeake's future earnings will be higher than they otherwise would have been without the writedowns. In addition, the company estimates that if it had changed its method of accounting for oil and gas properties to successful efforts, its aggregate writedowns would have been reduced by at least $500 million.

            PRODUCTION AND PROVED RESERVES INCREASE TO RECORD LEVELS

During 1998, Chesapeake's oil and natural gas production increased to 130 billion cubic feet of natural gas equivalent (bcfe), an increase of 62% over 1997's production of 80 bcfe. The company's proved reserves also increased to record levels in 1998, reaching 1,091 bcfe, an increase of 144% from 1997's 448 bcfe. Moreover, if Chesapeake had used November 1998 prices ($2.16 per mcf and $11.45 per barrel) rather than December 1998 prices ($1.68 per mcf and $10.48 per barrel), the company's reported proved reserves would have increased by 75 bcfe to 1,166 bcfe, and the present value (discounted at 10%) of those proved reserves would have been approximately $0.9 billion and the undiscounted future revenue would have been $1.7 billion.

During 1998, Chesapeake replaced its production of 130 bcfe by 493%, adding 773 bcfe of proven reserves during the year at a finding and development cost of $1.23 per mcfe. Excluding reserve revisions due to lower prices, Chesapeake's 1998 reserve replacement rate was 552% and its 1998 finding and development costs were $1.12 per mcfe.

The table below summarizes the company's production and reserve statistics:

                                                         Three Months Ended                      12 Months Ended
                                                  ----------------------------------    ----------------------------------
                                                   12/31/98   12/31/97    % Change       12/31/98   12/31/97    % Change
                                                  ---------- ---------- ------------    ---------- ----------- -----------
    Production revenue (millions)                    $60.9      $50.0       22            $256.9      $198.4      29
    Natural gas production (bcf)                      25.4       13.4       90              94.4        59.2      59
    Average gas sales price ($/mcf)                  $1.79      $2.36      (24)            $1.92       $2.20     (13)
    Oil production (mbbls)                           1,407        987       43             5,976       3,511      70
    Average oil sales price ($)                     $11.04     $18.69      (41)           $12.70      $19.39     (35)
    Natural gas equivalent production (bcfe)          33.8       19.3       75             130.3        80.3      62
    Gas equivalent sales price per mcfe              $1.80      $2.59      (31)            $1.97       $2.47     (20)
    Average daily production (mmcfe/day)             367.6      209.9       75             356.9       220.0      62
    Cash flow from operations (millions)             $19.5      $32.2      (39)           $115.2      $152.8     (25)
    Cash flow from operations per share              $0.20      $0.45      (56)            $1.21       $2.16     (44)
    EBIDTA  (millions)                               $39.8      $41.1       (3)           $183.4      $182.6      ---
    Proved reserves (bcfe)                           1,091        448      144             1,091         448      144
    SEC PV-10 (millions)                            $661.0     $466.5       42            $661.0      $466.5      42
    Average shares outstanding (millions)             96.7       71.2       36              94.9        70.7      34

                      BUDGET INFORMATION AND 1999 FORECASTS

Because of projected lower oil and gas prices and higher debt levels, Chesapeake's 1999 capital budget has been reduced to $90 million for drilling, leasehold and seismic expenditures and to $25 million for acquisitions to consolidate interests in the company's


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

core operating areas. Chesapeake anticipates funding this level of cap-ex from cash on hand, cash flow from operations, and proceeds from miscellaneous asset sales. The company's 1999 budget assumes a realized gas equivalent price of $1.94. Since Chesapeake began upgrading its asset portfolio in late 1998, the company has received approximately $40 million from asset sales, and anticipates receiving an additional $20 million in asset sales in the first half of 1999 and $25 million in the second half of 1999. Properties being sold are principally low-margin oil assets acquired in the Hugoton and DLB transactions.

As of March 1, 1999, Chesapeake had cash balances of $30 million, bank borrowings of $25 million, unused bank credit of $25 million, and had the ability under its debt indentures to increase its secured bank borrowings to $115 million. Chesapeake's long term debt of $920 million is 100% unsecured, has an average maturity of seven years, a fixed average interest rate of 9.1%, a first maturity in 2004 ($150 million), and has no maintenance covenants.

During 1999, Chesapeake anticipates producing an estimated 120-125 bcfe, approximately 80% of which will be natural gas. Based on this level of production, the company expects its lease operating expenses (including production taxes) will average $0.47 per mcfe, interest costs will average $0.65 per mcfe, and general and administrative costs will average $0.13 per mcfe, resulting in a total operating cost structure of approximately $1.25 per mcfe. The company intends to update its 1999 projections with the release of each quarter's results.

                         STRATEGIC ALTERNATIVES PROCESS

In July 1998, Chesapeake engaged investment advisors to evaluate various strategic alternatives, including property sales or a potential sale of the entire company. Chesapeake and its advisors have completed the process and have concluded that its shareholders will be best served by the company pursuing its business strategy of building value through the ownership and future development of its long-lived natural gas assets.

                            MANAGEMENT TELECONFERENCE

Chesapeake's management will host a teleconference tomorrow morning, Friday, March 19 at 9:00 a.m. Eastern Standard Time to review 1998's results. Please call 719-457-2641 between 8:45 and 9:00 a.m. EST on March 19 if you would like to participate. Participation will be limited to the first 250 callers.

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. Those statements, and Chesapeake Energy Corporation's business and prospects, are subject to a number of risks, including production variances from expectations, uncertainties about estimates of reserves, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, environmental risks, drilling and operating risks, risks related to exploratory and developmental drilling, competition, government regulation, and the ability of the company to implement its business strategy. These and other risks are described in the company's documents and reports that are available from the United States Securities and Exchange Commission, including the report filed on Form 10-K for the six-month transition period ended December 31, 1997 and the report filed on Form 10-Q for the nine months ended September 30, 1998. The company anticipates filing a report on Form 10-K for the year ended December 31, 1998 by March 31, 1999.

Chesapeake Energy Corporation is an independent oil and natural gas producer headquartered in Oklahoma City. The company's operations are focused on developmental drilling and property acquisitions in three major onshore natural gas producing areas of the United States and Canada. The company's Internet address is www.chesapeake-energy.com.


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

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATION
                       ($ IN 000'S, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

-------------------------------------------------------------------------------------------------
THREE MONTHS ENDED:                                   DECEMBER 31, 1998      DECEMBER 31, 1997
-------------------------------------------------------------------------------------------------
                                                       $         $/MCFE        $         $/MCFE
                                                   --------      ------     --------     ------
REVENUES:
   Oil and gas sales                                 60,925        1.80       49,990       2.59
   Oil and gas marketing sales                       24,608        0.73       31,376       1.63
   Interest and other                                   353        0.01       73,088       3.79
                                                   --------       -----     --------       ----
     Total revenues                                  85,886        2.54      154,454       8.01
                                                   --------       -----     --------       ----
EXPENSES:
   Production expenses                               14,427        0.43        3,666       0.19
   Production taxes                                   2,154        0.06        1,248       0.06
   Oil and gas marketing expenses                    24,322        0.72       31,537       1.63
   Impairment of oil and gas properties             360,000       10.65      110,000       5.70
   Impairment of other assets                        45,000        1.33           --         --
   Depreciation, depletion, and amortization
     of oil and gas properties                       37,333        1.10       31,858       1.65
   Depreciation and amortization of other assets      2,256        0.07        1,272       0.07
   General and administrative                         5,207        0.15        3,087       0.16
   Interest                                          20,319        0.60        8,873       0.46
                                                   --------       -----     --------       ----
     Total expenses                                 511,018       15.11      191,541       9.92
                                                   --------       -----     --------       ----

Loss Before Income Taxes and
   EXTRAORDINARY ITEM                              (425,132)     (12.57)     (37,087)     (1.91)
INCOME TAX BENEFIT                                       --          --          --          --
                                                   --------       -----     --------       ----
LOSS BEFORE EXTRAORDINARY ITEM                     (425,132)     (12.57)     (37,087)     (1.91)

EXTRAORDINARY ITEM:
   Loss on early extinguishment of debt, net of
     applicable income tax                               --          --           --         --
                                                   --------       -----     --------       ----

NET LOSS                                           (425,132)     (12.57)     (37,087)     (1.91)

LOSS PER COMMON SHARE (BASIC AND ASSUMING
       DILUTION)
     LOSS BEFORE EXTRAORDINARY ITEM                   (4.44)         --        (0.52)        --
     EXTRAORDINARY ITEM                                  --          --           --         --
                                                   --------       -----     --------       ----
     NET LOSS                                         (4.44)         --        (0.52)        --
                                                   --------       -----     --------       ----

AVERAGE COMMON SHARES AND COMMON
EQUIVALENT SHARES OUTSTANDING
     BASIC AND ASSUMING DILUTION                     96,710          --       71,165         --

                                                   --------       -----     --------       ----

CASH FLOW FROM OPERATIONS (1)                        19,457        0.58       32,203       1.67
                                                   --------       -----     --------       ----

EBITDA (2)                                           39,776        1.18       41,076       2.13
                                                   --------       -----     --------       ----

THOUSANDS OF BARRELS OF OIL (MBBL):                   1,407        + 43%         987
MILLIONS OF CUBIC FEET OF GAS (MMCF):                25,373        + 90%      13,385
MILLIONS OF CUBIC FEET OF GAS EQUIVALENTS (MMCFE):   33,815        + 75%      19,307

AVERAGE PRICE/BARREL                                 $11.04        - 41%      $18.69
Average price/Mcf                                     $1.79        - 24%       $2.36
AVERAGE GAS EQUIVALENT PRICE/MCFE                     $1.80        - 31%       $2.59
-------------------------------------------------------------------------------------------------

(1) Income before extraordinary item, income tax, depreciation, depletion and amortization, impairment of other assets, impairment of oil and gas properties, and gain of $73.84 million on sale of Bayard investment in November 1997.

(2) Earnings before extraordinary item, income tax, interest expense, depreciation, depletion and amortization, impairment of other assets, impairment of oil and gas properties, and gain of $73.84 million on sale of Bayard investment in November 1997.

                 CHESAPEAKE ENERGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATION
                       ($ IN 000'S, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

-------------------------------------------------------------------------------------------------
THREE MONTHS ENDED:                                   DECEMBER 31, 1998      DECEMBER 31, 1997
-------------------------------------------------------------------------------------------------
                                                         $        $/MCFE       $         $/MCFE
                                                     --------     ------    -------      ------
REVENUES:
   Oil and gas sales                                  256,887       1.97    198,410       2.47
   Oil and gas marketing sales                        121,059       0.93    104,394       1.30
   Interest and other                                   3,926       0.03     87,673       1.09
                                                     --------      -----   --------       ----
     Total revenues                                   381,872       2.93    390,477       4.86
                                                     --------      -----   --------       ----
EXPENSES:
   Production expenses                                 51,202       0.39     14,737       0.18
   Production taxes                                     8,295       0.06      4,590       0.06
   Oil and gas marketing expenses                     119,008       0.91    103,819       1.29
   Impairment of oil and gas properties               826,000       6.34    346,000       4.31
   Impairment of other assets                          55,000       0.42         --         --
   Depreciation, depletion, and amortization
     of oil and gas properties                        146,644       1.13    127,429       1.59
   Depreciation and amortization of other assets        8,076       0.06      4,360       0.05
   General and administrative                          19,918       0.15     10,910       0.14
   Interest                                            68,249       0.53     29,782       0.37
                                                     --------      -----   --------       ----
     Total expenses                                 1,302,392       9.99    641,627       7.99
                                                     --------      -----   --------       ----

Loss Before Income Taxes and
   EXTRAORDINARY ITEM                                (920,520)     (7.06)  (251,150)     (3.13)
INCOME TAX BENEFIT                                         --         --    (17,898)     (0.22)
                                                     --------      -----   --------       ----
LOSS BEFORE EXTRAORDINARY ITEM                       (920,520)     (7.06)  (233,252)     (2.91)

EXTRAORDINARY ITEM:
   Loss on early extinguishment of debt, net of
     applicable income tax                            (13,334)     (0.10)      (177)        --
                                                     --------      -----   --------       ----

NET LOSS                                             (933,854)     (7.16)  (233,429)     (2.91)

LOSS PER COMMON SHARE (BASIC AND ASSUMING
       DILUTION)
     LOSS BEFORE EXTRAORDINARY ITEM                     (9.83)        --      (3.30)        --
     EXTRAORDINARY ITEM                                 (0.14)        --         --         --
                                                     --------      -----   --------       ----
     NET LOSS                                           (9.97)        --      (3.30)        --
                                                     --------      -----   --------       ----

AVERAGE COMMON SHARES AND COMMON
EQUIVALENT SHARES OUTSTANDING
     BASIC AND ASSUMING DILUTION                       94,911         --     70,672         --
                                                     --------      -----   --------       ----

CASH FLOW FROM OPERATIONS (1)                         115,200       0.88    152,799       1.90
                                                     --------      -----   --------       ----

EBITDA (2)                                            183,449       1.41    182,581       2.27
                                                     --------      -----   --------       ----

THOUSANDS OF BARRELS OF OIL (MBBL):                     5,976       + 70%     3,511
MILLIONS OF CUBIC FEET OF GAS (MMCF):                  94,421       + 59%    59,236
MILLIONS OF CUBIC FEET OF GAS EQUIVALENTS (MMCFE):    130,277       + 62%    80,302

AVERAGE PRICE/BARREL                                   $12.70       - 35%    $19.39
Average price/Mcf                                       $1.92       - 13%     $2.20
AVERAGE GAS EQUIVALENT PRICE/MCFE                       $1.97       - 20%     $2.47
-------------------------------------------------------------------------------------------------

     (1) Income before extraordinary item, income tax, depreciation, depletion and amortization, impairment of other assets, impairment of oil and gas properties, and gain of $73.84 million on sale of Bayard investment in November 1997.

     (2) Earnings before extraordinary item, income tax, interest expense, depreciation, depletion and amortization, impairment of other assets, impairment of oil and gas properties, and gain of $73.84 million on sale of Bayard investment in November 1997.


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